UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN CONSENT STATEMENT
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☐	Soliciting Material Pursuant to § 240.14a-12

National Technical Systems Inc.

(Name of Registrant as Specified in its Charter)

Dr. Jack Lin
Luis A. Hernandez
Sidney Meltzner
CAS Foundation
Harry S. Derbyshire
Jeff Kaplan

(Name of Person(s) Filing Consent Statement, if Other Than the Registrant)

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Luis Hernandez
Sidney Meltzner
Jack Lin

August 17, 2011

Dear Fellow National Technical Systems, Inc. Shareholder:

We are soliciting your votes on some very important proposals that will be made at the upcoming 2011 Annual Meeting of Shareholders (the “Meeting”) of National Technical Systems, Inc. (the “Company”) to be held on September 27, 2011 at 11:00 am Central Time at 3761 South Central Avenue, Rockford, Illinois 61102.

These proposals and other information are described in the Proxy Statement we have provided to you.  Please carefully read our Proxy Statement before you vote.  After doing so, please vote FOR our three nominees identified in the Proxy Statement as well as the other five proposals by signing the Yellow Proxy we have provided to you and returning it to us IMMEDIATELY in the return envelope.

We believe that the election of our three nominees and approval of proposals (3), (4) and (5) will send a strong message to the Company’s Board of Directors that MANY SHAREHOLDERS WANT TO MAXIMIZE THEIR INVESTMENT NOW THROUGH A SALE OF THE COMPANY rather than wait five years or more while the Company attempts to build value through acquisitions in the hope more money will be received sometime in the future.  This message was delivered loudly and clearly at the last annual meeting, but the Board of Directors has rejected your message by their actions.

How have they rejected the shareholders’ desire to sell the Company?

•
By adopting a poison pill that makes it very expensive and difficult for a sale of the Company  to be completed that the Board of Directors has not approved even if a majority of the shareholders want to.

•
By selling new Company securities to Mill Road Capital at an effective price that represents a significant discount from our market price.  This deal not only diluted your interests economically, it diluted your voting power as well.  The Company has never answered the questions about this deal we posed in our open letter of July 8, 2011.

What may be the clearest example of the Board’s disdain for shareholder communications, however, is the location of the Meeting.  Instead of arranging for a location where shareholders can easily attend in person, listen to the Board’s explanations of its actions and ask questions, the Board decided to hold the Meeting thousands of miles away from the normal location of the Company’s annual meetings.  We leave it to you to evaluate what this cynical decision says about the qualifications of this Board.

We need a Board of Directors that welcomes, respects, and facilitates shareholder communications rather than making it difficult and expensive for most, and impossible for many shareholders to attend shareholders’ meetings—especially one that is critically important to the future direction of the Company.

We need to begin the process of taking our Company back by electing our nominees to the Board and adopting the other proposals.  If our nominees are elected they will represent only a minority of the Board, but consistent with their fiduciary duties they will be strong advocates for a serious exploration of opportunities to sell the Company .

PLEASE MARK THE YELLOW PROXY “FOR” ELECTION OF OUR NOMINEES AND “FOR” THE OTHER PROPOSALS.  PLEASE SIGN AND DATE YOUR PROXY AND SEND IT BACK IMMEDIATELY IN THE SELF-ADDRESSED RETURN ENVELOPE.

In order to ensure that your signature matches the Company's records, please sign as set forth on the Yellow Proxy.  If your shares are held by more than one person, each person should sign the Yellow Proxy.  If the Company's records indicate that you own shares in different accounts or categories, you must sign a separate proxy for each account or category.
If your shares are held by your broker, please instruct your broker on how to vote your shares.

Even if you have signed and returned a Company proxy card, or voted by phone, facsimile, or other means, you can revoke that proxy by signing and dating the YELLOW PROXY and returning it to us IMMEDIATELY.

Thank you for your consideration.

Luis Hernandez
Sidney Meltzner
Jack Lin

SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY DR. JACK LIN, LUIS A. HERNANDEZ, SIDNEY MELTZNER AND THE CAS FOUNDATION FROM THE SHAREHOLDERS OF NATIONAL TECHNICAL SYSTEMS, INC. FOR USE AT ITS 2011 ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION.  A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY HAS BEEN MAILED TO SHAREHOLDERS OF NATIONAL TECHNICAL SYSTEMS, INC. AND IS ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW/SEC/GOV.